EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts and Counsel" and to the use of our report dated March 3, 2000, in the Registration Statement (Form SB-2) and post-effective amendment No. 2 to the Registration Statement No. 333-71400 and post-effective amendment No. 3 to the Registration Statement No. 333-47328 and related Prospectus of Unity Wireless Corporation (formerly Sonic Systems Corporation) dated February 15, 2002.



                                                         /s/ Ernst & Young LLP
Vancouver, Canada,                                       Chartered Accountants
February 15, 2002